                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported)         JUNE 22, 1995
                                                      --------------------------


     Commission File Number:    1-11954

                              VORNADO REALTY TRUST
- --------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                 MARYLAND                                       22-1657560
- --------------------------------------------------------------------------------
(State or other jurisdiction of incorporation               (I.R.S. Employer
              or organization)                            Identification Number)


PARK 80 WEST, PLAZA II, SADDLE BROOK, NEW JERSEY                   07663
- --------------------------------------------------------------------------------
    (Address of principal executive offices)                     (Zip Code)


                                 (201) 587-1000
- --------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


                                       N/A
- --------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

     Items 1-4; 6, 8.        Not Applicable.

     Items 5 and 7.          Other Events; Pro Forma Financial Information and
                             Exhibits.


                       There are filed herewith (a) the consolidated financial
                statements of Alexander's, Inc. and subsidiaries ("Alexander's") as described on page 3 and (b) the condensed consolidated pro forma balance sheet of Vornado Realty Trust, ("Vornado") as at December 31, 1994 and the condensed consolidated pro forma statement of income of Vornado for the year ended December 31, 1994 prepared in connection with the acquisition by the Company of 1,353,468 shares of the outstanding common stock of Alexander's, Inc. (the "Acquisition"), which Acquisition was previously described in Vornado's Annual Report on Form 10-K (the "1994 Form 10-K") for the year ended December 31, 1994 and Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.

     (a)        Financial Statements of Alexander's, Inc.

                                                                                                     Page
                                                                                                  Reference
                                                                                                  ---------
                Independent Auditors' Report                                                          4

                Consolidated Balance Sheets at December 31, 1994
                       and December 31, 1993                                                          5

                Consolidated Statements of Operations for the
                       Year Ended December 31, 1994, the
                       Five Months Ended December 31, 1993 and the
                       53 Weeks Ended July 31, 1993                                                   6

                Consolidated Statements of Deficiency in Net
                       Assets for the Year Ended December 31, 1994,
                       the Five Months Ended December 31, 1993 and
                       the 53 Weeks Ended July 31, 1993                                               7

                Consolidated Statements of Cash Flows for the Year Ended
                       December 31, 1994, the Five Months Ended December 31,
                       1993 and the 53 Weeks Ended July 31, 1993                                      8

                Notes to Consolidated Financial Statements                                            9

INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
  of Alexander's, Inc.
New York, New York

We have audited the accompanying consolidated balance sheets of Alexander's, Inc. and Subsidiaries (the "Company") as of December 31, 1994 and 1993 and the related statements of operations, deficiency in net assets and cash flows for the year ended December 31, 1994, for the five months ended December 31, 1993 and for the 53 weeks ended July 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also included assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1994, and 1993, and the results of their operations and their cash flows for the year ended December 31, 1994 and for the five months ended December 31, 1993 and the 53 weeks ended July 31, 1993 in conformity with generally accepted accounting principles.

As discussed in Note 5 to the financial statements, the Company changed in Fiscal 1993 its method of accounting for postretirement healthcare benefits to conform with Statement of Financial Accounting Standards No. 106.

As emphasized in Note 1 to the financial statements, the Company's ability to operate as a viable real estate company will depend on the successful completion of the development and leasing of a substantial portion of its existing properties, which is a material factor in the Company's ability to meet its debt service requirements.

DELOITTE & TOUCHE LLP

New York, New York
March 29, 1995

                       ALEXANDER'S, INC. AND SUBSIDIARIES

                           Consolidated Balance Sheets
                   (amounts in thousands except share amounts)
            --------------------------------------------------------

                                                          December 31,    December 31,
                                                             1994             1993
                                                          ------------    ------------
ASSETS:
Real estate, net                                           $  84,658      $  70,882
Cash and cash equivalents                                      2,363          7,053
Restricted cash                                                 --              775
Note receivable                                                4,550           --
Deferred lease expense                                        11,561          8,608
Deferred finance and debt expense                              2,642          1,184
Other assets                                                   3,645          4,415
                                                           ---------      ---------
TOTAL ASSETS                                               $ 109,419      $  92,917
                                                           =========      =========

LIABILITIES AND DEFICIENCY IN NET ASSETS:

CONTINUING OPERATIONS:
Secured debt                                               $  51,654      $  41,566
Taxes payable and accrued liabilities                         21,409         13,204
Debt                                                           1,188          1,188
Minority interest                                              1,574          1,574
                                                           ---------      ---------
Total continuing operations                                   75,825         57,532
                                                           ---------      ---------

DISCONTINUED RETAIL OPERATIONS:
Accrual for losses from discontinued operations               26,742         32,227
Taxes payable and accrued liabilities                          2,613          2,353
Liabilities subject to settlement under reorganization
proceedings                                                   25,812         26,411
                                                           ---------      ---------
Total discontinued retail operations                          55,167         60,991
                                                           ---------      ---------
    Total liabilities                                        130,992        118,523


COMMITMENTS AND CONTINGENCIES

DEFICIENCY IN NET ASSETS                                     (21,573)       (25,606)
                                                           ---------      ---------
TOTAL LIABILITIES AND DEFICIENCY IN NET ASSETS             $ 109,419      $  92,917
                                                           =========      =========

                 See notes to consolidated financial statements.

                       ALEXANDER'S, INC. AND SUBSIDIARIES

                      Consolidated Statements of Operations
                   (amounts in thousands except share amounts)
             -------------------------------------------------------

                                                      Year              Five Months       Fifty-Three
                                                      Ended                Ended          Weeks Ended
                                                 ---------------     ---------------    -------------
                                                   Dec. 31, 1994       Dec. 31, 1993     July 31, 1993
                                                 ---------------     ---------------    --------------
Continuing Operations:
     Real estate operating revenue               $       11,572      $       5,133      $      5,580
     Gains on sales of real estate and
         real estate leases                                 161                 --            28,779
     Reorganization costs                                (3,721)            (1,808)           (5,030)
     Depreciation and amortization                       (1,821)              (833)           (2,124)
     Operating, general and administrative
         expenses                                        (3,595)            (1,391)             (842)
     Interest and debt expense                           (3,331)              (855)               --
     Other income and interest                            4,768                700               788
                                                 --------------      -------------      ------------
Income/(loss) from continuing operations                  4,033                946            27,151
Loss from discontinued operations                            --                 --              (477)
                                                 --------------      -------------      ------------
Income/(loss) before cumulative effect of
     change in accounting principle                       4,033                946            26,674
Cumulative effect of change in accounting                    --                 --           (21,449)
                                                 --------------      -------------      ------------
NET INCOME/(LOSS)                                $        4,033      $         946      $      5,225
                                                 ==============      =============      ============
NET INCOME/(LOSS) PER COMMON
SHARE:
         Continuing operations                   $         0.81      $        0.19      $       5.45
         Discontinued operations                             --                 --             (0.09)
         Cumulative effect of change in
              accounting                                     --                 --             (4.31)
                                                 --------------      -------------      ------------
                                                 $         0.81      $        0.19      $       1.05
                                                 ==============      =============      ============


                 See notes to consolidated financial statements.

                       ALEXANDER'S, INC. AND SUBSIDIARIES

               CONSOLIDATED STATEMENTS OF DEFICIENCY IN NET ASSETS
                   (amounts in thousands except share amounts)
       -------------------------------------------------------------------

                                                Year        Five Months       Fifty-Three
                                               Ended           Ended          Weeks Ended
                                           Dec. 31, 1994   Dec. 31, 1993     July 31, 1993
                                           -------------   -------------     -------------
PREFERRED STOCK - Authorized, 3,000,000
 shares, none issued

COMMON STOCK - Authorized, 10,000,000
 shares, par value $1.00 per share;
 outstanding, [5,173,450] shares             $   5,174         $   5,174         $   5,174
                                             ---------         ---------         ---------
EXCESS STOCK - Authorized, 13,000,000
 shares, par value $1.00 per share,
 none issued

ADDITIONAL PAID-IN-CAPITAL

 Balance, beginning of period                   24,843            24,843            23,779
 Exercise of stock options                        --                --               1,064
                                             ---------         ---------         ---------
 Balance, end of period                         24,843            24,843            24,843
                                             ---------         ---------         ---------
DEFICIENCY IN NET ASSETS:

 Balance, beginning of period                  (54,663)          (55,609)          (60,834)
 Net income/(loss)                               4,033               946             5,225
                                             ---------         ---------         ---------
 Balance, end of period                        (50,630)          (54,663)          (55,609)
                                             ---------         ---------         ---------
                                               (20,613)          (24,646)          (25,592)

TREASURY SHARES - (172,600, 172,600
 and 197,600 shares at cost)

 Balance, beginning of period                     (960)             (960)           (1,099)
 Issuance of treasury stock                       --                --                 139
                                             ---------         ---------         ---------
 Balance, end of period                           (960)             (960)             (960)
                                             ---------         ---------         ---------
DEFICIENCY IN NET ASSETS                     $ (21,573)        $ (25,606)        $ (26,552)
                                             =========         =========         =========

                 See notes to consolidated financial statements.

                       ALEXANDER'S, INC. AND SUBSIDIARIES

                      Consolidated Statements Of Cash Flows
                             (amounts in thousands)
          --------------------------------------------------------------

                                                                                                        Five         Fifty-Three
                                                                                         Year          Months           Weeks
                                                                                        Ended           Ended           Ended
                                                                                     -------------  -------------   -------------
                                                                                     Dec. 31, 1994  Dec. 31, 1993   July 31, 1993
                                                                                     -------------  -------------   -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Income from continuing operations                                                   $  4,033      $    946        $ 27,151
         Adjustments to reconcile net income to net cash provided
             by continuing operating activities:
             Depreciation and amortization                                                 2,251           833           2,124
             Gains on sales of real estate and real estate leases                           (161)         --           (28,779)
             Equity in real estate operations (net of distributions of $(583),
             $(4,211) and $(1,329) at December 31, 1994, December 31, 1993 and July
             31, 1993, respectively)                                                      (1,260)        3,116            (326)
         Change in operating assets and liabilities from continuing operations:
         Restricted cash                                                                     775           371           1,833
         Note receivable                                                                  (4,550)         --              --
         Taxes payable and accrued liabilities                                             1,793        (1,020)          2,331
         Other                                                                             1,602         1,238            (250)
                                                                                        --------      --------        --------
Net cash provided by operating activities of
         continuing operations                                                             4,483         5,484           4,084
                                                                                        --------      --------        --------
Net cash (used in) discontinued operating activities                                      (5,539)      (21,567)        (28,475)
                                                                                        --------      --------        --------
Net cash (used in) operating activities                                                   (1,056)      (16,083)        (24,391)
                                                                                        --------      --------        --------

CASH FLOWS FROM INVESTING ACTIVITIES:
         Additions to real estate                                                        (11,170)       (2,549)           --
         Proceeds from sales of real estate and real estate leases                           200          --            33,701
         Deferred lease expense                                                             --            (677)           (575)
                                                                                        --------      --------        --------
Net cash (used in)/provided by investing activities                                      (10,970)       (3,226)         33,126
                                                                                        --------      --------        --------
CASH FLOWS FROM FINANCING ACTIVITIES:
         Issuance of secured debt                                                         10,000          --              --
         Reduction of secured debt                                                          (775)       (2,314)           --
         Exercise of stock option                                                           --            --               625
         Reduction of debt from capital lease obligations                                   --            --              (144)
         Deferred finance and debt expense                                                (1,889)         --              --
                                                                                        --------      --------        --------
Net cash provided by/(used in) financing activities                                        7,336        (2,314)            481
                                                                                        --------      --------        --------
CASH AND CASH EQUIVALENTS:
         Net cash (used)/provided                                                         (4,690)      (21,623)          9,216
         Beginning of period                                                               7,053        28,676          19,460
                                                                                        --------      --------        --------
         End of period                                                                  $  2,363      $  7,053        $ 28,676
                                                                                        ========      ========        ========
SUPPLEMENTAL INFORMATION
         Cash payments for interest                                                     $  5,133      $  4,424        $  2,222
                                                                                        ========      ========        ========
         Cash payments for income taxes                                                 $    131      $    349        $    179
                                                                                        ========      ========        ========
         Tax refunds received                                                           $   (200)     $   (564)       $   --
                                                                                        ========      ========        ========


                 See notes to consolidated financial statements.

                       ALEXANDER'S, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------

1.       EMERGENCE FROM CHAPTER 11

                 On May 15, 1992 (the "Petition Date"), Alexander's and sixteen of its subsidiaries filed petitions for relief (the "Bankruptcy Cases") under chapter 11 of the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq. (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). On May 14, 1993, the Company filed a Joint Plan of Reorganization (as amended and restated on July 21, 1993, and modified thereafter, the "Plan"), which allowed the Company to emerge from bankruptcy and continue operating as a real estate company. On September 21, 1993 (the "Confirmation Date"), the Bankruptcy Court confirmed the Plan, which provided for general unsecured creditors of the Company to receive cash in full for their allowed claims, together with interest on such claims, upon the successful effectuation of the Plan.

                 On March 1, 1995, the Bankruptcy Court approved a $75,000,000 secured financing, a portion of the proceeds from which were to pay the balance due and owing to the holders of allowed general unsecured claims. On March 15, 1995, the Company paid holders of allowed general unsecured claims in full, together with accrued interest in respect of their claims. Such payments aggregated $24,005,000. The Official Committee of Unsecured Creditors has been dissolved and all secured and unsecured creditors having allowed claims in the Bankruptcy Court cases have received the cash payments or debt instruments contemplated to be delivered to them under the Plan. The Bankruptcy Court has retained jurisdiction to resolve any remaining disputed claims and for other limited purposes.

                 The Company's ability to operate as a viable real estate company will depend on the successful completion of the development and leasing of a substantial portion of its existing properties, which is a material factor in the Company's ability to meet its debt service requirements. A failure to raise additional cash through additional leasing, asset sales, external financing or otherwise will substantially impede the Company's ability to complete the development of its properties.

                 Liabilities subject to settlement under the Plan are as follows (amounts in thousands):

                                 Dec. 31,1994  Dec. 31,1993
                                 ------------  ------------
Discontinued retail operations:
Accounts payable and accrued
     liabilities                    $22,381      $22,945
Unsecured debt                          731          766
Other liabilities                     2,700        2,700
                                    -------      -------
                                    $25,812      $26,411
                                    =======      =======

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Business -- The Company is engaged in the business of leasing, managing, developing and redeveloping real estate properties, focusing on the properties where its department stores were formerly located.

         Principles of Consolidation -- The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, and the Partnership, a partnership in which the Company held a majority interest at December 31, 1994. Investments in real estate and other property which are 50% owned joint ventures are accounted for under the equity method. All material intercompany accounts and transactions have been eliminated.

         Cash and Cash Equivalents -- The Company includes in cash and cash equivalents both cash and short-term highly liquid investments which are readily convertible into cash and mature within three months.

         Real Estate and Other Property -- Real estate and other property is recorded at the lower of cost, less accumulated depreciation, or market. Depreciation is provided on buildings and improvements on a straight-line basis over their estimated useful lives. When real estate and other property is undergoing development activities, all property operating expenses, including interest expense, are capitalized to the cost of the real property to the extent that management believes such costs are recoverable through the value of the property.

         Deferred Lease Expense -- The Company capitalizes the costs incurred in connection with obtaining long-term leases. Deferred lease expense is amortized on the straight-line method over the initial terms of the leases.

         Deferred Finance and Debt Expense -- The Company capitalizes the costs incurred in connection with obtaining short-term or long-term debt or refinancing existing debt. These costs are amortized on the straight-line method over the initial terms of the debt.

         Leases -- All leases are operating leases whereby rents are recorded as real estate operating revenue, and reimbursement of operating expenses are offset against property expenses included in operating, general and administrative expenses. The straight-line basis is used to recognize rents under leases entered into which provide for varying rents over the lease terms.

         Income Taxes -- The Company recognizes deferred taxes for the temporary differences between the tax bases of its assets and liabilities and the amounts reported in the financial statements at enacted statutory tax rates.

         Reorganization Costs -- Reorganization costs consist of legal, accounting and other professional fees incurred in connection with consultations on restructuring alternatives of the Company.

         Amounts Per Share -- Amounts per share are computed based upon the weighted average number of shares outstanding during the period.


3.       COMPARABLE TRANSITIONAL PERIOD FINANCIAL DATA

                 In November 1993, the Company changed to a calendar year from a fiscal year ending on the last Saturday in July to be consistent with the predominant real estate industry practice. The change of fiscal year resulted in a transition period of five months beginning on August 1, 1993 and ending on December 31, 1993. Presented below is the financial data for the years ended December 31, 1994 and 1993 (amounts in thousands).

                                                             Year                 Year
                                                            Ended                 Ended
                                                         December 31,          December 31,
                                                             1994                 1993
                                                         ------------          ------------
                                                                                (Unaudited)
  Continuing Operations:
      Real estate operating revenue                        $ 11,572                $ 9,320
      Gains on sales of real estate and
          real estate leases                                    161                  7,686
      Reorganization costs                                   (3,721)                (4,400)
      Depreciation and amortization                          (1,821)                (1,876)
      Operating, general and
        administrative expenses                              (3,595)                (1,501)
      Interest and debt expense                              (3,331)                  (855)
      Other income and interest                               4,768                  1,270
                                                           --------                -------
  Income from continuing operations                           4,033                  9,644
  Loss from discontinued operations                              --                   (280)
                                                           --------                -------
  NET INCOME                                               $  4,033                $ 9,364
                                                           ========                =======

4.       REAL ESTATE

(amounts in thousands)

                                                      December 31,      December 31,
                                                          1994              1993
                                                      ------------      ------------
Land                                                    $ 26,460          $ 26,460
Buildings, leaseholds and leasehold improvements          59,851            59,654
Predevelopment and other deferred costs                   27,213            13,653
                                                        --------          --------
                                                         113,524            99,767
Less:  Accumulated depreciation and amortization          36,365            35,124
                                                        --------          --------
                                                          77,159            64,643
Investment in unconsolidated joint venture
   (Kings Plaza Mall)                                      7,499             6,239
                                                        --------          --------
Real estate, net                                        $ 84,658          $ 70,882
                                                        ========          ========


Summary financial information for the Kings Plaza Mall is as follows (amounts in thousands):

                                                  Six Months
                                                    Ended      Fiscal Year Ended June 30,
                                                   Dec. 31,    --------------------------
                                                    1994           1994          1993
                                                 -----------     --------       -------
                                                 (unaudited)
   Operating revenue                              $ 12,694       $ 24,635       $23,890
                                                  --------       --------       -------

   Operating costs                                   8,590         17,662        17,477
   Depreciation and amortization                       649          1,147         1,231
   Interest expense                                    879          1,945         2,270
                                                  --------       --------       -------
                                                    10,118         20,754        20,978
                                                  --------       --------       -------
   Income before taxes                            $  2,576       $  3,881       $ 2,912
                                                  ========       ========       =======
   Assets, principally cash (at
     June 30, 1993 and 1992) and
     property and equipment                       $ 28,600       $ 33,800       $40,500
                                                  ========       ========       =======
   Liabilities                                    $ 17,400       $ 19,500       $22,600
                                                  ========       ========       =======

                 As of March 24, 1995, the Company had not paid real estate taxes that were due on its Rego Park, Lexington Avenue, Third Avenue and Kings Plaza Store properties in the aggregate principal amount of approximately $5,900,000 plus interest.

                  During the first quarter of 1995, the Company entered into separate agreements with The City of New York on its Rego Park and Lexington Avenue properties pursuant to which the Company made an initial installment payment of 15% of all delinquent taxes, plus interest on each property calculated to the date of the respective installment agreements. Thereafter, the Company is required to make equal quarterly installment payments until all delinquent taxes and interest on each of these properties are paid in full.

                 On March 15, 1995, the Company entered into a 60-day escrow agreement with a title company in the amount of approximately $7,000,000 representing both principal and interest owed on the unpaid real estate taxes including the amounts owing under the agreements. The escrow agreement established an interest-bearing cash collateral account and was funded from the proceeds of certain of the Company's financings.

5.       PROVISION FOR ESTIMATED LOSSES AND EXPENSES ON DISCONTINUED OPERATIONS

                 The results of the retail operations, together with the provisions for estimated future losses, are presented as "discontinued operations" in the consolidated statements of operations. The Company provided significant reserves in the amount of approximately $97,800,000 in the third quarter of the fiscal year ended July 25, 1992 for estimated expenses and losses to be incurred in connection with discontinuing its retail operations. In addition, the Company recorded a one-time transition charge of approximately $21,400,000 resulting from its adoption of Statement of Financial Accounting Standards ("SFAS") 106, "Employees' Accounting for Postretirement Benefits Other Than Pensions" and increased the loss from discontinued operations by approximately $500,000 for the fiscal year ended July 31, 1993. The amounts utilized and remaining reserves are summarized as follows (amounts in thousands):

                                                       Dec. 31, 1994        Dec. 31, 1993      July 31, 1993
                                                       -------------        -------------      -------------
Balance at beginning of period                           $  32,808            $  44,047          $  53,402
Provisions provided during period                               --                   --             21,926
Utilized during period                                      (5,485)             (11,239)           (31,281)
                                                         ---------            ---------          ---------
Balance at end of period                                 $  27,323            $  32,808          $  44,047
                                                         =========            =========          =========


                The balance remaining is reflected in the consolidated balance sheet as of December 31, 1994 as follows (amounts in thousands):

Accrual for losses from discontinued operations            $  26,742
Liabilities subject to settlement under reorganization
  proceedings-discontinued retail operations                     581
                                                           ---------
                                                           $  27,323
                                                           =========


                 It is the opinion of management that these reserves represent a reasonable estimation of the remaining costs associated with discontinuing the retail operations. However, due to the continuing uncertainties with respect to
(i) the final resolution of all bankruptcy claims filed or continuing to be filed against the Company in the Bankruptcy Court cases, (ii) the final cost of interest accruing on unpaid unsecured creditors' claims and (iii) the contingent obligations of the Company with respect to its former employees' postretirement health care benefits, the ultimate amount of such costs to be incurred is presently not determinable. Any future additions to these reserves will be provided when known. Any excess in such reserves over actual costs incurred will be recorded as income when they become reasonably certain.


6.       DEBT

(amounts in thousands)

                                                                  Dec. 31, 1994     Dec. 31, 1993
                                                                  -------------     -------------
Items included in secured debt:

 First mortgage loans, payable to
     1998, with interest rates ranging
     from 8.5% to 10.5% at December 31, 1994                        $ 27,012          $ 16,136

 Secured note, payable in semiannual
     installments to 2000, with
     interest at 7.3% at December 31, 1994                             8,318             8,330

 Bank loan with average interest rate
     of 8.0% at December 31, 1994                                     16,324            17,100
                                                                    --------          --------
                                                                      51,654            41,566
                                                                    --------          --------

Other debt:

 Bank loans, 731 Limited
     Partnership, with average interest
     rates of 12.1% at December 31, 1994                               1,188             1,188

 Other (included in liabilities subject to
     settlement under reorganization proceedings)                        731               766
                                                                    --------          --------
                                                                       1,919             1,954
                                                                    --------          --------
                                                                    $ 53,573          $ 43,520
                                                                    ========          ========

A summary of maturities of long-term debt is as follows (amounts in thousands):

Year ending December 31,

                     1995                             $ 11,223
                     1996                               20,081
                     1997                                  135
                     1998                               13,425
                  Thereafter                             8,709
                                                      --------
                                                      $ 53,573
                                                      ========

                 Approximately $900,000 in standby letters of credit were issued at December 31, 1994.


                 At December 31, 1994, the Company held an 82% interest in the Seven Thirty One Limited Partnership (the "Partnership"). A third party (the "731 Limited Partners"), as a limited partner, held an 18% interest in the Partnership.

                 The outside 731 Limited Partners have the right to require the Partnership to redeem their partnership interest in two separate stages for an aggregate amount of $35,000,000, plus capitalized interest from the effective
date of the Plan to the date of redemption of approximately $1,800,000.   In
January 1995, the Partnership redeemed the first portion of the outside 731 Limited Partners' interest by giving such limited partner a promissory note due in August 1998 in the amount of approximately $21,800,000 (the "Note"). The Note bears interest at rate equal to the Prime Rate plus 1% and is secured by a second mortgage on the Lexington Avenue property. The outside 731 Limited Partners have the right to put their remaining 7.64% interest to the Partnership for a five-year period in exchange for a five-year secured note in the principal amount of $15,000,000, bearing interest at a rate equal to the Prime Rate plus 1%. The Company currently holds a 92.36% interest in the Partnership.

                 The effect of the $21,800,000 redemption by the Partnership of the first portion of the outside 731 Limited Partners' interest on the Company's balance sheet will be an increase to real estate, a reduction in minority interest for the redeemed shares, and an increase in debt.

                 The Company incurred $5,133,000 of total interest costs during 1994 of which $1,718,000 was capitalized.

                 The net carrying value of real estate collateralizing mortgages amounted to $45,980,000 at December 31, 1994.


7.       LEASES

Leases and Sales of Leases

                 During the 53 weeks ended July 31, 1993, the Company sold its interests in four real property leases and assigned another real property lease. The Company received proceeds of $33,701,000, and recorded a pre-tax gain of $28,779,000.

As Lessor

         The Company currently (i) net leases to the Caldor Corporation ("Caldor") its Fordham Road property, (ii) net subleases to Caldor its Flushing property and (iii) net leases its Third Avenue property to an affiliate of Conway Stores, Inc. ("Conway").

         The rental terms for the properties leased to Caldor and Conway range from 20 years to approximately 34 years. The leases provide for the payment of fixed base rentals payable monthly in advance and for the payment by the lessees of additional rents based on a percentage of the tenants' sales as well as reimbursements of real estate taxes, insurance and maintenance.

         As of December 31, 1994, future base rental revenue under noncancellable operating leases is as follows:

                   Year Ending                                         Total
                  December 31,                                        Amounts
                  ------------                                        -------
                      1995                                         $  7,287,000
                      1996                                            7,435,000
                      1997                                            7,467,000
                      1998                                            7,831,000
                      1999                                            7,876,000
                   Thereafter                                       185,430,000

         Revenues from the Caldor leases represent approximately 63% of the Company's consolidated revenues for the year ended December 31, 1994. Revenues from the Conway lease represents approximately 13% of the Company's consolidated revenues for the year ended December 31, 1994. The Company believes that the loss of either of these tenants would have a material adverse effect on the Company.

         In addition, the Company has entered into leases with Sears, Caldor and Marshalls for its Rego Park Redevelopment Property and has entered into "pad" leases with Waban, Inc., which operates B.J.'s Wholesale Clubs and Home Depot at its Paramus Redevelopment Property.

         The Rego Park leases referred to above require the Company to build a multi-level parking garage annexed to the existing building where these stores will be located, to subdivide and reface the building and to make other improvements. Rentals commence under these leases upon the completion of such projects. Construction commenced in December 1994.

         In connection with the Waban's and Home Depot leases at Paramus, rentals commence upon the completion of the construction of the buildings which is subject to obtaining various governmental approvals. If the proposed condemnation of a portion of the Paramus property were to occur, the required governmental approvals could not be obtained.

As Lessee

                 The Company is a tenant under a long-term lease for the Flushing property which expires on January 31, 2027. Future minimum lease payments under the operating lease at December 31, 1994 are as follows:

                      Year Ending
                      December 31,                        Amount
                      ------------                        ------
                          1995                          $  496,000
                          1996                             496,000
                          1997                             344,000
                          1998                             331,000
                          1999                             331,000
                       Thereafter                        6,017,000


8.       INCOME TAXES

                 For the year ended December 31, 1994, the Company had net income of approximately $4,033,000 for financial reporting purposes, for which no Federal tax provision is currently provided due to the carryover of net operating losses ("NOLs"). The Company has remaining NOL carryovers for tax purposes of approximately $110,000,000 at December 31, 1994, of which $5,000,000, $52,000,000, $22,000,000, $15,000,000 and $16,000,000 expire in
2005, 2006, 2007, 2008 and 2009, respectively. The Company also had investment tax and targeted jobs tax credits of approximately $3,000,000 expiring in 2002 through 2005.

                 The Company intends to elect to be taxed as a real estate investment trust ("REIT") under section 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), effective for the taxable year ended December 31, 1995. Under the Code, the Company's NOL carryovers generally would be available to offset the amount of the Company's REIT taxable income that otherwise would be required to be distributed to its stockholders. The Company currently does not anticipate making any distributions during 1995. In addition, the Company had a deferred tax liability of approximately $1,254,000 at December 31, 1994, which amount will be reversed in 1995 when the Company elects to be taxed as a REIT.

9.       RELATED PARTY TRANSACTIONS

                 The Company is a party to a Real Estate Retention Agreement with Vornado Realty Trust ("Vornado"). Interstate Properties ("Interstate"), a partnership of which Steven Roth, a director of the Company, is the managing general partner, owns 27.1% of the outstanding common stock of the Company and owns 30.9% of the outstanding common shares of beneficial interest of Vornado. In addition, Mr. Roth owns 4.1% of the outstanding common shares of beneficial interest of Vornado. Mr. Roth, Interstate and the other two general partners of Interstate own, in the aggregate, 36.6% of the outstanding Common Shares of beneficial interest of Vornado. Vornado owns 29.3% of the outstanding common stock of the Company and, because of the relationship between Interstate, Mr. Roth and Vornado, Interstate and Vornado have filed as a "group" with the Securities and Exchange Commission in connection with their respective holdings in the Company. Pursuant to the Retention Agreement, Vornado agreed to act as the Company's exclusive leasing agent. The Retention Agreement will continue until March 2, 1998, after which it will automatically renew on a year-to-year basis, terminable by either party at the end of each year on not less than 60 days' prior notice.

                 At December 31, 1994, the Company owed Vornado approximately $12,400,000 for transactions completed to date in connection with the leasing of, or the sale of leases on, approximately two-thirds of the Company's store properties. This amount will be payable over a seven-year period in an amount not to exceed $2,500,000 in any calendar year until the present value of such installments (calculated at a discount rate of 9% per annum) paid to Vornado equals the amount that would have been paid had it been paid on September 21, 1993 or at the time of the transaction giving rise to the commission, if later. This amount is included in "taxes payable and accrued liabilities" in the Consolidated Balance Sheets as of December 31, 1994.

                 In September 1994, the Company obtained from Interprop Fordham, Inc., an affiliate of Interstate, and Citibank, N.A. a short-term secured loan of $10,000,000 which enabled the Company to make the $2,600,000 payment to the unsecured creditors and to fund a portion of the Company's working capital and capital expenditure requirements. This loan was repaid during the first quarter of 1995.

                 During the twelve months ended December 31, 1994, the five months ended December 31, 1993 and the fiscal year 1993, Vornado through Interstate was paid $57,000, $2,000 and $445,000, respectively, by the Kings Plaza Shopping Center for performing leasing services.

                 See Note 14 for a discussion of a recent financing provided by Vornado.

10.      ISSUANCE OF SHARES

                 As of the Effective Date of the Company's Plan, the Company's Certificate of Incorporation was amended and restated to authorize the issuance of 26,000,000 shares, of which 3,000,000 are Preferred Stock, par value $1.00 per share, 10,000,000 shares are Common Stock, par value $1.00 per share, and 13,000,000 are Excess Stock, par value $1.00 per share. At December 31, 1994, December 31, 1993 and July 31, 1993, 1,000,000 shares of Preferred Stock were authorized (none issued) and there was no authorized Excess Stock.


11.      LEGAL PROCEEDINGS

                 In 1991, the Company settled a zoning-related litigation with, among others, the Borough of Paramus and the owners of a shopping center proximate to the Company's Paramus, New Jersey property (the "Westland Parties"). On November 14, 1994, the Company commenced a proceeding in the Bankruptcy Court against the Westland Parties to compel payment pursuant to such settlement. On December 30, 1994, the Company and the Westland Parties reached a settlement with respect to such proceeding and the Company received a promissory note from the Westland Parties in the principal amount of $4,550,000 which was paid January 10, 1995 in exchange for a full release by the Company from any and all claims relating to such matters.


12.      COMMITMENTS AND CONTINGENCIES

         Paramus Property

                 The State of New Jersey has notified the Company of its intention to condemn a portion of the Paramus property and has conducted an appraisal, the results of which have not yet been communicated to the Company. If the condemnation occurs, the Company will be required to change its development plans and Home Depot and B.J.'s Wholesale Clubs will not be obligated under their current leases, and the time and cost to develop the Paramus property may materially increase.

         Lexington Avenue Property

                 The Company believes that, along with a number of other locations, a portion of the Lexington Avenue property is being considered by the Port Authority of New York and New Jersey (the "Port Authority") for the site of the terminus for a rail link from midtown Manhattan to La Guardia and Kennedy Airports. In June 1994, the Federal Aviation Administration ("FAA") and the New York State Department of Transportation ("NYDOT") released a draft environmental impact statement ("DEIS") and Section 4(f) Evaluation (the "DEIS and Section 4(f) Evaluation") of the Port Authority's proposed rail link. On December 15, 1994, the Company submitted a letter of comment and a report to the U.S. Department of Transportation, the FAA and the

NYDOT on the DEIS and Section 4(f) Evaluation pursuant to the period of public comment which terminated on December 15, 1994. The Company expressed its opposition to the consideration of a portion of the Lexington Avenue property for the site of the terminus. Approval of numerous Federal, New York State and New York City agencies are required before construction could begin. The Company does not know whether the rail link terminus project will be undertaken or, if undertaken, the timing of the project and whether the Lexington Avenue property will be chosen as the site of the terminus.

                 If the project proceeds and the Port Authority selects a portion of the Lexington Avenue property for such use and can establish that it is needed to serve a public use, benefit or purpose, the Port Authority, after conducting the requisite public hearings, may acquire such portion of the Lexington Avenue property pursuant to its powers of eminent domain. The Company has the right to appeal any such action by the Port Authority. If the Port Authority prevails, the Company would be entitled to compensation for its loss. Since the nature and scope of any plans being considered by the Port Authority, and whether any such plans would ultimately affect the Lexington Avenue property, cannot be fully assessed by the Company at this time, it is impossible to determine the ultimate effect that a taking, or any uncertainty with respect thereto, would have on the Company's use or development of the Lexington Avenue property.

         Tax Certiorari Proceedings


                 The Company is currently negotiating with The City of New York a settlement of both these unpaid real estate taxes and certiorari proceedings that are currently pending before The City of New York on several of its properties, some of which are properties where the real estate taxes remain unpaid.

                 Alexander's Department Stores of Valley Stream, Inc. ("ADS of Valley Stream") is a party to a tax certiorari proceeding against The Board of Assessors and The Board of Assessment Review of the County of Nassau (the "Board") for overpayment of taxes on its former Valley Stream store property during the assessment rolls for May 1, 1986 through May 1, 1992. On January 12, 1995, the Supreme Court of Nassau County, New York ruled that ADS of Valley Stream is entitled to an assessment reduction which would result in a refund of approximately $8,200,000, plus interest (currently, $1,300,000). The Company has been informed by the Board that it intends to appeal the court's decision.

         Rego Park Property


                 The Company is currently building a parking structure and certain additional improvements at the Rego Park property. The Company estimates that its construction costs to build the parking structure and make certain additional improvements at the Rego Park site will be approximately $33,000,000 to $35,000,000. This amount includes approximately $3,000,000 to transport and dispose of soil containing lead which must be removed to complete the project.

13.      QUARTERLY FINANCIAL INFORMATION (UNAUDITED)
         (amounts in thousands except per share amounts)


                                              Year Ended                Five Months Ended           Fifty-Three Weeks Ended
                                          December 31, 1994             December 31, 1993                July 31, 1993
                             ----------------------------------------   -----------------    -------------------------------------
                               1st        2nd        3rd        4th       3rd       4th        1st       2nd       3rd       4th
                             Quarter    Quarter    Quarter    Quarter   Quarter   Quarter    Quarter   Quarter   Quarter   Quarter
                             -------    -------    -------    -------   -------   -------    -------   -------   -------   -------
                                                                          (two     (three
                                                                         months)   months)
Real estate operating
revenue                       $2,896     $2,519     $3,062     $3,095    $2,030    $3,103   $    612   $ 1,205    $1,368    $2,395

Income/(loss) from
  continuing operations          650         86        757      2,540       645       301     (1,546)   27,959       (99)      837


Loss from
  discontinued operations        --         --         --         --        --        --        (110)     (147)     (110)     (110)

Cumulative effect of
  change in accounting           --         --         --         --        --        --     (21,449)      --        --        --

Net income/(loss)                650         86        757      2,540       645       301    (23,105)   27,812      (209)      727

Income/(loss) per
  common share:
  Continuing operations         0.13       0.02       0.15       0.51      0.13      0.06      (0.31)     5.62     (0.02)     0.17
  Discontinued operations        --         --         --         --        --        --       (0.02)    (0.03)    (0.02)    (0.02)
  Cumulative effect of
    change in accounting         --         --         --         --        --        --       (4.31)      --        --        --
                              ------     ------     ------     ------    ------    ------   --------    ------    ------    ------
Total                         $ 0.13     $ 0.02     $ 0.15     $ 0.51    $ 0.13    $ 0.06   $  (4.64)   $ 5.59    $(0.04)   $ 0.15
                              ======     ======     ======     ======    ======    ======   ========    ======    ======    ======



(a) The total for the year ended July 31, 1993 differs from the sum of the quarters as a result of the weighting of the average number of shares outstanding.

14.      SUBSEQUENT EVENTS

                 Effective March 2, 1995, following the Bankruptcy Court approval of the financing and management arrangements described below, the Company engaged Vornado Realty Trust ("Vornado") to act for it in the management and direction of virtually all of its business affairs pursuant to the Management and Development Agreement between the Company and Vornado dated February 6, 1995 (the "Management and Development Agreement"). Under the Management and Development Agreement, the term of which is three years, Vornado will provide the Company with strategic and day-to-day management services, including operation, maintenance, management, design, planning, construction and development of the Company's Redevelopment Properties. Pursuant to the Management and Development Agreement, Steven Roth, a director of the Company and the Chairman and Chief Executive Officer of Vornado, a New York Stock Exchange listed real estate investment trust and an affiliate of the Company, became the Chief Executive Officer of the Company on March 2, 1995.

                 On March 2, 1995, Vornado, which previously owned 2.2% of the Company's Common Shares, purchased 27.1% of the Company's Common Shares owned by Citibank, N.A. (the "Vornado Acquisition"). In connection with the Vornado Acquisition, Vornado agreed to provide the Company with certain financing (described below) and to act as manager of the Company pursuant to the Management and Development Agreement. In addition, the Company concluded to elect to be taxed as a REIT effective for the taxable year ended December 31, 1995.

                 On March 15, 1995, the Company borrowed from Vornado and a bank an aggregate amount of approximately $75,000,000, at a blended interest rate per annum of 13.8%, secured by, among other things, mortgages on the Lexington Avenue, Rego Park, Fordham Road, Kings Plaza Store, Third Avenue and Paramus properties, a pledge of the stock of the Company and its wholly owned subsidiaries and a pledge by the Company and one of its wholly owned subsidiaries of their respective partnership interests in the 731 Partnership. The loan with Vornado is in the principal amount of $45,000,000 and is subordinated to that of the bank.

                 The loans, which are guaranteed by substantially all of the Company's wholly owned subsidiaries, mature on March 15, 1998. As a result of the subordination, the Vornado loan bears interest at a rate per annum equal to 16.43% during the first two years and 9.92% plus the One-Year Treasury Rate during the third year and the bank loan bears interest at a rate per annum equal to 9.86% during the first two years and 3.25% plus the One-Year Treasury Rate
during the third year.   The Company paid a fee to the bank and to Vornado of
$375,000 and $1,500,000, respectively. In addition, the loans, among other things, require the Company to grant to Vornado and the bank mortgage liens on all after-acquired properties and prohibit the Company from developing undeveloped property without approved leases for more than 50% of such property's projected leasable space.

                 The proceeds of the foregoing loans were used to pay the general unsecured creditors of the Company, to repay existing loans on the Lexington Avenue, Rego Park and Kings Plaza Store properties, to fund the cash collateral account established pursuant to an escrow agreement for the payment of certain unpaid real estate taxes, and to establish the cash collateral accounts in the amount of approximately $8,100,000 for purposes of funding the remaining disputed claims in the Bankruptcy Court cases as they become allowed. The remaining proceeds of the such loans will be used for general corporate purposes, including the development of the Redevelopment Properties.

                 On February 24, 1995, the Company obtained from a bank a $25,000,000 bank loan secured by, among other things, a mortgage on the Fordham Road property. The proceeds were used to discharge the existing mortgage on the Fordham Road property, and for general corporate purposes. Such loan matures on February 24, 2000 and bears interest at a rate per annum equal to the LIBOR Rate plus 4.25%. In addition, the Company paid a one-time facility fee of $375,000.

                 On March 29, 1995, the Company obtained from a bank a $60,000,000 construction loan and a $25,000,000 bridge loan each secured by, among other things, a mortgage on the Rego Park property. As of March 30, 1995, $21,600,000 in the aggregate was funded under such loans. The proceeds will be used to construct certain improvements at the Rego Park property and for general corporate purposes. Such loans mature on April 1, 1997 (but may be extended under certain circumstances for one year) and bear interest at a variable rate per annum equal to, at the option of the Company, (i) LIBOR Rate plus 1.625% or
(ii) the greater of (a) the Federal Funds Rate plus 1.125% or (b) the prime commercial lending rate plus 0.625%.

(b)      Proforma financial information

         The condensed consolidated pro forma financial information attached presents (i) the statement of income for Vornado for the year ended December 31, 1994 as if the Acquisition and the related agreements were consummated and the offering by Vornado of 1,879,699 Common Shares of Beneficial Interest, par value $.04 per share, on April 26, 1995 (the "Offering") and the use of the proceeds therefrom had occurred on January 1, 1994 and (ii) the condensed consolidated proforma balance sheet as of December 31, 1994 as if the Acquisition and related agreements and the issuance of 2,500,000 Common Shares of Beneficial Interest, par value $.04 per share, had occurred on December 31, 1994.

         Such statements are not necessarily indicative of what Vornado's actual results of operations or financial position would have been had the Acquisition and the related agreements been consummated and had the Offering and the use of proceeds therefrom occurred on the dates indicated, nor does it purport to represent Vornado's results of operations for any future period.

         The unaudited condensed consolidated pro forma financial information should be read in conjunction with the Consolidated Financial Statements and notes thereto included in the 1994 Form 10-K. In management's opinion, all adjustments necessary to reflect the Acquisition and the related agreements and the Offering and the use of proceeds therefrom have been made.

              CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                                  (Unaudited)

                                                          HISTORICAL        ADJUSTMENTS        PRO FORMA
                                                          ----------        -----------        ---------
                                                        (in thousands, except share and per share amounts)
Revenues:
      Property rentals                                      $70,755                             $70,755
      Expense reimbursements                                 21,784                              21,784
      Other income (including fee income
        from related parties of $1,144 of
        which $250 is from Alexander's)                       1,459             $5,043 (1)        6,502
                                                            -------             ------          -------
Total revenues                                               93,998              5,043           99,041
                                                            -------             ------          -------
Expenses:
      Operating                                              30,223                              30,223
      Depreciation and amortization                           9,963                               9,963
      General and administrative                              6,495              1,000 (2)        7,495
                                                            -------             ------          -------
Total expenses                                               46,681              1,000           47,681
                                                            -------             ------          -------
Operating income                                             47,317              4,043           51,360

Income/(loss) applicable to Alexander's:
      Equity in (loss) including amortization of
        Vornado's proportionate interest in the fair
        value of buildings in excess of historical
        cost of $630                                                            (2,212)(3)       (2,212)
      Interest and fee income on loan                                            7,894 (4)        7,894
Interest and dividend income                                  7,489             (3,009)(5)        4,480
Interest and debt expense                                   (14,209)                            (14,209)
Net gain on marketable securities                               643                                 643
                                                            -------             ------          -------
Income from continuing operations                           $41,240             $6,716          $47,956
                                                            =======             ======          =======


Income from continuing operations per share (6)               $1.89                               $2.02
                                                            =======                             =======

Other Data:
      Funds from operations (7):
        Income from continuing operations                   $41,240             $6,716          $47,956
        Depreciation and amortization (including
          debt issuance costs)                               10,839                630           11,469
        Straight-lining of property rentals                  (2,181)                             (2,181)
        Excess of leasing fees received over
          income recognized                                                      1,857            1,857
        Gains on sale of securities available
          for sale                                              (51)                                (51)
        Proportionate share of adjustments to
          Alexander's loss to arrive at funds
          from operations                                                         (217)            (217)
                                                            -------             ------          -------
      Funds from operations (7)                             $49,847             $8,986          $58,833
                                                            =======             ======          =======

(1)  Fee income from Alexander's is as follows:

       Leasing fees and related interest thereon             $  393
       Management fees                                        3,000
       Development fees:
          Rego Park                                             900
          Other properties                                      750
                                                             ------
                                                             $5,043
                                                             ======

(2) Reflects additional expenses associated with the Management and Development Agreement dated as of February 6, 1995, between Vornado and Alexander's (the "Management Agreement").

(3) Vornado's 29.3% share of Alexander's loss from continuing operations.

(4) Reflects interest on the loan of $45 million at 16.43% per annum and amortization of $1.5 million of loan origination fees.

(5) Reflects a reduction in interest income associated with the use of $40.1 million of cash and cash equivalents to fund loans to and investments in Alexander's.

(6) Pro forma income per share is based upon 23,733,419 Common Shares, which represents the historical weighted average number of Common Shares outstanding during the period, after giving effect to an increase of 1,879,699 Common Shares, which represents the number of Common Shares at the estimated public offering price, net of offering expenses, necessary to raise total cash equal to $60 million to be used to repay indebtedness incurred in connection with the Alexander's transactions.

(7) Funds from operations does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs. Funds from operations should not be considered as an alternative to net income as an indicator of Vornado's operating performance or as an alternative to cash flows as a measure of liquidity.

===================================================

    Below is a summarized Statement of Operations of Alexander's for the year ended December 31, 1994 presented on an historical and pro forma basis adjusted to reflect (i) borrowings of $75 million under a term loan and the use of proceeds therefrom and (ii) the terms of the Management Agreement with Vornado, as if such borrowings were incurred and such Management Agreement was entered into on January 1, 1994.

                                                    Historical      Pro forma
                                                    ----------      ---------
Continuing operations
      Real estate operating revenue                    $11,572        $11,572
      Expenses                                           9,137         12,137
                                                       -------        -------
      Operating income/(loss)                            2,435           (565)
      Gains on sale of real estate and
        real estate leases                                 161            161
      Other income and interest                          4,768          4,768
      Interest and debt expense, net                    (3,331)        (9,762)
                                                       -------        -------
      Net Income/(loss)                                  4,033         (5,398)
                                                       =======        =======

                 CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET
                               DECEMBER 31, 1994
                                  (Unaudited)

                                                                          HISTORICAL            ADJUSTMENTS      PRO FORMA
                                                                          ----------            -----------      ---------
                                                                                        (DOLLARS IN THOUSANDS)
Assets:
      Real estate, net                                                     $237,127                               $237,127
      Investment in and advances to Alexander's                               7,350             $96,680 (1         115,697
                                                                                                 11,667 (2)
      Cash and cash equivalents (including U.S.
        Treasury obligations and marketable securities)                     110,765             (20,120)(3)         90,645
      Other                                                                  38,296                (160)(4)         38,136
                                                                           --------             -------           --------
                                                                           $393,538             $88,067           $481,605
                                                                           ========             =======           ========
Liabilities:
      Notes and mortgages payable                                          $234,160                               $234,160
      Due for U.S. Treasury obligations                                      34,275                                 34,275
      Deferred leasing income from Alexander's                                                  $10,701 (2)         10,701
      Other                                                                   8,415                                  8,415
                                                                           --------             -------           --------
                                                                            276,850              10,701            287,551
                                                                           --------             -------           --------

Shareholders' equity:
      Common Shares                                                             866                 100 (5)            966
      Additional capital                                                    198,184              79,735 (4)        277,919
      Accumulated deficit                                                   (79,513)                966 (2)        (78,547)
                                                                           --------             -------           --------
                                                                            119,537              80,801            200,338

      Unrealized gain (loss) on securities available for sale                 2,336              (3,435)(1)         (1,099)

      Less:    Due from officers for purchase of
                   Common Shares                                             (5,185)                                (5,185)
                                                                           --------             -------           --------
                                                                            116,688              77,366            194,054
                                                                           --------             -------           --------
                                                                           $393,538             $88,067           $481,605
                                                                           ========             =======           ========

(1) Reflects (i) $56.6 million for the purchase of 1,353,468 shares of Alexander's common stock from Citibank, at $40.50 per share (including $1.8 million of costs associated therewith); (ii) a $45.0 million subordinated loan to Alexander's, offset by $1.5 million in origination fees received; and (iii) adjustments to the carrying value of the historical investment in Alexander's to eliminate the unrealized gain of $3.4 million.

(2) Reflects leasing fees receivable and related deferred income and equity amounts recorded in connection with the Leasing Agreement with Alexander's.

(3) Reflects an increase in cash associated with the $85.0 million of proceeds from the issuance of 2,500,000 Common Shares in the Offering offset by (i) offering costs of $5.0 million; (ii) the purchase of 1,353,468 shares of Alexander's common stock for $56.6 million (including $1.8 million of costs associated therewith); and (iii) a $45.0 million subordinated loan to Alexander's, offset by $1.5 million in loan origination fees received.

(4) Reflects the excess of the net proceeds from the Offering over the par value of Common Shares issued assuming offering costs of $5.2 million ($0.2 million of which was incurred prior to December 31, 1994 and included in other assets).

(5) Reflects the public offering of 2,500,000 Common Shares, par value $0.04 per share.

===================================================

        Below is a summarized Balance Sheet of Alexander's at December 31, 1994 presented on an historical cost basis.

        Assets:
              Real estate, net                                   $     84,658
              Cash                                                      2,363
              Other assets                                             22,398
                                                                 ------------
                                                                 $    109,419
                                                                 ============

        Liabilities and Deficiency in Net Assets:
              Secured debt                                       $     51,654
              Other liabilities-continuing operations                  24,171
              Other liabilities-discontinued retail operations         55,167
              Deficiency in net assets                                (21,573)
                                                                 ------------
                                                                 $    109,419
                                                                 ============

        At December 31, 1994, Alexander's had outstanding funded debt of $53.6 million. As of March 30, 1995, Alexander's had borrowed an additional $121 million, including $45 million from Vornado, and had repaid $39.5 million of such funded debt. After giving effect to these transactions and the repayment of other obligations of Alexander's existing at the end of 1994 (such as general unsecured creditors' claims, the funding of an escrow account for unpaid real estate taxes, and the funding of cash collateral accounts for the purposes of funding the remaining disputed bankruptcy claims as they become allowed), Alexander's cash position was approximately $30 million.

                              VORNADO REALTY TRUST


                                   SIGNATURES



             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                 VORNADO REALTY TRUST
                                             -----------------------------
                                                      (Registrant)




Date:  June 22, 1995                               /s/ Joseph Macnow
                                             -----------------------------
                                                     JOSEPH MACNOW
                                                     Vice President,
                                                 Chief Financial Officer